                                                                     Exhibit 3.4
                                                                     -----------

                                RESTATED BYLAWS

                                      of

                              CBRE HOLDING, INC.



                                   ARTICLE I

                            MEETING OF STOCKHOLDERS
                            -----------------------

          Section 1. Place of Meeting and Notice. Meetings of the stockholders
                     ---------------------------
of the Corporation shall be held at such place either within or without the State of Delaware as the Board of Directors may determine.

          Section 2. Annual and Special Meetings. Annual meetings of
                     ---------------------------
stockholders shall be held, at a date, time and place fixed by the Board of Directors and stated in the notice of meeting, to elect a Board of Directors and to transact such other business as may properly come before the meeting. Special meetings of the stockholders may be called by the President or any Vice President for any purpose and shall be called by the President or Secretary if directed by the Board of Directors or requested in writing by the holders of not less than 30% of the capital stock of the Corporation. Each such stockholder request shall state the purpose of the proposed meeting.

          Section 3. Notice. Except as otherwise provided by law, at least ten
                     ------
and not more than 60 days before each meeting of stockholders, written notice of the time, date and place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder.

          Section 4. Quorum. At any meeting of stockholders, the holders of
                     ------
record, present in person or by proxy, of a majority of the Corporation's issued and outstanding capital stock shall constitute a quorum for the transaction of business, except as otherwise provided by law. In the absence of a quorum, any officer entitled to preside at or to act as secretary of the meeting shall have power to adjourn the meeting from time to time until a quorum is present.

          Section 5. Voting. Except as otherwise provided by law, all matters
                     ------
submitted to a meeting of stockholders shall be decided by vote of the holders of record of a majority of the Corporation's issued and outstanding capital stock present in person or by proxy.

                                  ARTICLE II

                                   DIRECTORS
                                   ---------

          Section 1. Number, Election and Removal of Directors. The number of
                     -----------------------------------------
Directors that shall constitute the Board of Directors shall be not more than
11. The first Board of Directors shall consist of one Director. Thereafter, within the limits specified above, the number of Directors shall be determined by the Board of Directors or by the stockholders. The Directors shall be elected by the stockholders at their annual meeting. Vacancies and newly created directorships resulting from any increase in the number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by the sole remaining Director or by the stockholders. A Director may be removed with or without cause by the stockholders.

          Section 2. Meetings. Regular meetings of the Board of Directors shall
                     --------
be held at such times and places as may from time to time be fixed by the Board of Directors or as may be specified in a notice of meeting. Special meetings of the Board of Directors may be held at any time upon the call of the President and shall be called by the President or Secretary if directed by at least one-third of the Directors. Telegraphic or written notice of each special meeting of the Board of Directors shall be sent to each Director not less than two days before such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of the stockholders. Notice need not be given of regular meetings of the Board of Directors.

          Section 3. Quorum. One-half of the total number of Directors shall
                     ------
constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such a quorum is present. Except as otherwise provided by law, the Certificate of Incorporation of the Corporation, these By-Laws or any contract or agreement to which the Corporation is a party, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

          Section 4. Committees of Directors. The Board of Directors may, by
                     -----------------------
resolution adopted by a majority of the whole Board, designate one or more committees, including without limitation an Executive Committee, to have and exercise such power and authority as the Board of Directors shall specify. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act at the meeting in place of any such absent or disqualified member.

                                  ARTICLE III

                                   OFFICERS
                                   --------

          The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary, a Treasurer and such other additional officers with such titles as the Board of Directors shall determine, all of whom shall be chosen by and shall serve at the pleasure of the Board of Directors. Such officers shall have the usual powers and shall perform all the usual duties incident to their respective offices. All officers shall be subject to the supervision and direction of the Board of Directors. The authority, duties or responsibilities of any officer of the Corporation may be suspended by the President with or without cause. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause.


                                  ARTICLE IV

                                INDEMNIFICATION
                                ---------------

          To the fullest extent permitted by the Delaware General Corporation Law, the Corporation shall indemnify any current or former Director or officer of the Corporation and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the Corporation or otherwise, to which he was or is a party or is threatened to be made a party by reason of his current or former position with the Corporation or by reason of the fact that he is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.


                                   ARTICLE V

                          COMPANY RIGHT OF REPURCHASE
                          ---------------------------

          Section 1. Right of Repurchase. If a Designated Manager's employment
                     -------------------
with the Corporation and its Subsidiaries is terminated for any reason (including as a result of the death or disability of the Designated Manager), the Designated Manager shall be required to offer his or her Shares Subject to Repurchase for sale to the Corporation and accordingly the Corporation or its designated assignee shall have the option to purchase all or any portion (at the Corporation's option) of the Shares Subject to Repurchase held by the Designated Manager and the Designated Manager's Permitted Transferees by providing written notice of the election (including the number of Shares Subject to Repurchase to be purchased, the identity of the Designated Manager, the purchase price for the Shares Subject to Repurchase as determined pursuant to Section 2 of this ARTICLE V and, if applicable, the net purchase price for the Shares Subject to

Repurchase to be paid to the Designated Manager pursuant to Section 3 of this
ARTICLE V) to the Designated Manager and the Permitted Transferees (a "Repurchase Notice") no later than 180 days after termination of Designated
 -----------------
Manager's employment with the Corporation and its Subsidiaries.

          Section 2. Repurchase Price. If the Designated Manager's employment
                     ----------------
with the Corporation and its Subsidiaries is terminated by the applicable employer for Cause or the Designated Manager's employment with the Corporation and its Subsidiaries is voluntarily terminated by the Designated Manager other than for Good Reason, then the purchase price per share for the Shares Subject to Repurchase pursuant to Section 1 of this ARTICLE V will be the lower of Cost and Fair Market Value on the date of the Designated Manager's termination of employment. If the Designated Manager's employment with the Corporation and its Subsidiaries is terminated for any reason other than under circumstances in which the immediately preceding sentence applies, then the purchase price per share for the Shares Subject to Repurchase pursuant to Section 1 of this ARTICLE V will be the Fair Market Value on the date of Designated Manager's termination of employment. The purchase price determined pursuant to this Section 2 of
ARTICLE V is referred to as the "Repurchase Price."
                                 ----------------

          Section 3. Completion of Repurchase. The completion of the purchase
                     ------------------------
pursuant to Section 1 of this ARTICLE V shall take place at the principal office of the Corporation on or prior to the thirtieth (30th) day after the giving of the Repurchase Notice. The Repurchase Price for the Shares Subject to Repurchase shall be paid by delivery to the Designated Manager or Permitted Transferee of a certified bank check or checks in the appropriate amount payable to the order of the Designated Manager or Permitted Transferee; provided, however that, if the
                                                --------  -------
Designated Manager previously has executed and delivered a Note to the Corporation, such repurchase price shall be net of the concurrent prepayment to the Corporation of the aggregate accrued and unpaid interest and unpaid principal thereon pursuant to the terms of such Note.

          Section 4. Limitation Upon Modifications. The provisions of this
                     -----------------------------
ARTICLE V shall be deemed to be a contract between the Corporation and each Designated Manager while this Article FIFTH is in effect, and any repeal or modification hereof shall not affect any rights or obligations then existing with respect to such Designated Manager without the prior consent of such Designated Manager.

          Section 5. Related Definitions. The following defined terms apply to
                     -------------------
this ARTICLE V of these By-Laws:

               (a)  "Applicable Percentage" means (i) for the period from the
                     ---------------------
     closing date of the Offerings (the "Closing Date") through the day
                                         ------------
     immediately preceding the first anniversary of the Closing Date, 100%, (ii) for the period from the first anniversary of the Closing Date through the date immediately preceding the second anniversary of the Closing Date, 80%,
     (iii) for the period from the second anniversary of the Closing Date through the day immediately preceding the third anniversary of the Closing Date, 60%, (iv) for the period from the third anniversary of the Closing Date through the day immediately preceding the fourth anniversary of the Closing Date, 40%, (v) for the period from the fourth anniversary of the Closing Date through the day immediately preceding the fifth anniversary of the Closing Date, 20%, and (v) on and after the fifth anniversary of the Closing Date, 0%; provided, however that, in the event
                                          --------- -------
     that the Designated Manager's employment with, or engagement by, the Company and its Subsidiaries ends on a particular date for any reason, then the Applicable Percentage in effect on such date pursuant to the foregoing clauses (i) through (v) shall be the Applicable Percentage at all times thereafter.

               (b)  "Cause" means (i) the willful failure of the Designated
                     -----
     Manager to perform his or her duties to the Corporation or its Subsidiaries which is not cured within 10 days following written notice, (ii) the conviction of the Designated Manager of a felony, (iii) willful malfeasance or misconduct by the Designated Manager that is materially and demonstrably injurious to the Corporation or its Subsidiaries, or (iv) the breach by the Designated Manager of the material terms of the Note, the Pledge Agreement or the Designated Manager Subscription Agreement, including, without limitation, Section 2.1, 3.1, 3.2 and 3.3 thereto.

               (c)  "Class A Common Stock" means the Class A common stock, par
                     --------------------
     value $.01 per share, of the Corporation.

               (d)  "Cost" means the purchase price per share of Class A Common
                     ----
     Stock paid by the applicable Designated Manager determined by dividing (x) the total purchase price paid by such Designated Manager on the date of purchase of such share by (y) the number of shares of Class A Common Stock purchased by such Designated Manager on such date, as adjusted by the Board of Directors of the Corporation in good faith and on a consistent basis to reflect any stock splits, stock dividends, recapitalizations and other similar transactions.

               (e)  "Designated Manager" means any employee of the Corporation
                     ------------------
     and its Subsidiaries who on April 1, 2001 was designated by the Board of Directors of the Corporation as a "Designated Manager" and was notified by the Corporation on April 24, 2001 of his or her designation and who is employed by the Corporation as of the completion of the merger (the "Merger") contemplated by the Amended and Restated Agreement and Plan of
      ------
     Merger, dated as of May 31, 2001, by and among CB Richard Ellis Services, Inc., the Corporation and BLUM CB Corp., as such agreement shall thereafter be amended or restated.

               (f)  "Designated Manager Subscription Agreement" means the form
                     -----------------------------------------
     of subscription agreement entered into by any Designated Manager in connection with the offerings (the "Offerings") made by the Corporation
                                         ---------
     pursuant to the Registration Statement on Form S-1 of the Corporation, first filed on April 24, 2001.

               (g)  "Fair Market Value" means, as of any date of determination,
                     -----------------
     with respect to shares of Class A Common Stock, (x) prior to a Qualified Initial Public Offering, the fair market value of the shares, disregarding any discount for minority interest, restrictions on transfer of the shares or lack of marketability of the shares, as determined in good faith by the Board of Directors of the Corporation, and (y) subsequent to a Qualified Initial Public Offering, the price per share of Class A Common Stock equal to the average of the last sales price of a share of Class A Common Stock on each of the last five trading days prior to the date of determination (the "FMV
                                                                     ---
     Calculation Period") on the principal national securities exchange on which
     ------------------
     the Class A Common Stock may at the time be listed or, if there shall have been no sales on such principal national securities exchange during the FMV Calculation Period, the average of the closing bid and asked prices on such principal national securities exchange on each day during the FMV Calculation Period or, if there are no such bid and asked prices during the FMV Calculation Period, on the next preceding five dates on which such bid and asked prices occurred or, if Class A Common Stock shall not be so listed, the average of the closing sales prices as reported by NASDAQ during the FMV Calculation Period in the over-the-counter market.

               (h)  "Good Reason" means (i) a substantial diminution in the
                     -----------
     Designated Manager's position or duties with the Corporation or its Subsidiaries, an adverse change in the reporting lines of the Designated Manager, or the assignment to the Designated Manager by the Corporation or its Subsidiaries of duties materially inconsistent with his or her position with the Corporation or its Subsidiaries, (ii) any reduction in the Designated Manager's base salary or any material adverse change in the Designated Manager's bonus opportunity or (iii) the failure of the Corporation or its Subsidiaries to pay the Designated Manager's compensation or benefits when due; in each of the foregoing clauses (i) through (iii), which is not cured within 30 days following the Corporation's receipt of written notice from the Designated Manager describing the event that would constitute Good Reason if not cured within such period.

               (i)  "Minimum Number of Shares" means the minimum number of
                     ------------------------
     shares of Class A Common Stock for direct ownership that the Designated Manager must subscribe for in the Offerings to be eligible to receive a grant of Options in connection with the Offerings.

               (j)  "Note" means any full-recourse note delivered by a
                     ----
     Designated Manager to the Corporation in connection with the Offerings.

               (k)  "Options" means any options to acquire Class A Common Stock,
                     -------
     including without limitation, all options granted under the CBRE Holding, Inc. 2001 Stock Incentive Plan.

               (l)  "Pledge Agreement" means the pledge agreement executed and
                     ----------------
     delivered to the Corporation by any Designated Manager that delivered a Note to the Corporation in connection with the Offerings.

               (m)  "Qualified Initial Public Offering" means an underwritten
                     ---------------------------------
     offering of Class A Common Stock to the public pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, after the effective time of the Merger pursuant to which the Class A Common Stock becomes listed on a national securities exchange or on the NASDAQ.

               (k)  "Shares Subject to Repurchase" means at any time, the
                     ----------------------------
     Minimum Number of Shares applicable to the Designated Manager (as adjusted in good faith and on a consistent basis by the Board of Directors of the Corporation to reflect any stock splits, stock dividends, recapitalizations and other similar corporate transactions) times the Applicable Percentage.

               (l)  "Subsidiary" means, with respect to any person or entity,
                     ----------
     any corporation, partnership, association or other business entity of which fifty percent (50%) or more of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof, or fifty percent (50%) or more of the equity interest therein, is at the time owned or controlled, directly or indirectly, by any person or entity or one or more of the other Subsidiaries of such person or entity or a combination thereof.


                                  ARTICLE VI

                              GENERAL PROVISIONS
                              ------------------

          Section 1. Notices. Whenever any statute, the Certificate of
                     -------
Incorporation or these By-Laws require notice to be given to any Director or stockholder, such notice may be given in writing by mail, addressed to such Director or stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid. Such notice shall be deemed to have been given when it is deposited in the United States mail. Notice to Directors may also be given by telegram.

          Section 2. Fiscal Year. The fiscal year of the Corporation shall be
                     -----------
fixed by the Board of Directors.

                             BLUM CB HOLDING CORP.

                                    BYLAWS


                                   ARTICLE I

                            MEETING OF STOCKHOLDERS
                            -----------------------


                  Section 1. Place of Meeting and Notice. Meetings of the
                             ---------------------------
stockholders of the Corporation shall be held at such place either within or without the State of Delaware as the Board of Directors may determine.

                  Section 2. Annual and Special Meetings. Annual meetings of
                             ---------------------------
stockholders shall be held, at a date, time and place fixed by the Board of Directors and stated in the notice of meeting, to elect a Board of Directors and to transact such other business as may properly come before the meeting. Special meetings of the stockholders may be called by the President or any Vice President for any purpose and shall be called by the President or Secretary if directed by the Board of Directors or requested in writing by the holders of not less than 30% of the capital stock of the Corporation. Each such stockholder request shall state the purpose of the proposed meeting.

                  Section 3. Notice. Except as otherwise provided by law, at
                             ------
least ten and not more than 60 days before each meeting of stockholders, written notice of the time, date and place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder.

                  Section 4. Quorum. At any meeting of stockholders, the holders
                             ------
of record, present in person or by proxy, of a majority of the Corporation's issued and outstanding capital stock shall constitute a quorum for the transaction of business, except as otherwise provided by law. In the absence of a quorum, any officer entitled to preside at or to act as secretary of the meeting shall have power to adjourn the meeting from time to time until a quorum is present.

                  Section 5. Voting. Except as otherwise provided by law, all
                             ------
matters submitted to a meeting of stockholders shall be decided by vote of the holders of record of a majority of the Corporation's issued and outstanding capital stock present in person or by proxy.

                                  ARTICLE II

                                   DIRECTORS
                                   ---------

                  Section 1. Number, Election and Removal of Directors. The
                             -----------------------------------------
number of Directors that shall constitute the Board of Directors shall be not more than 10. The first Board of Directors shall consist of one Director. Thereafter, within the limits specified above, the number of Directors shall be determined by the Board of Directors or by the stockholders. The Directors shall be elected by the stockholders at their annual meeting. Vacancies and newly created directorships resulting from any increase in the number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by the sole remaining Director or by the stockholders. A Director may be removed with or without cause by the stockholders.

                  Section 2. Meetings. Regular meetings of the Board of
                             --------
Directors shall be held at such times and places as may from time to time be fixed by the Board of Directors or as may be specified in a notice of meeting. Special meetings of the Board of Directors may be held at any time upon the call of the President and shall be called by the President or Secretary if directed by at least one-third of the Directors. Telegraphic or written notice of each special meeting of the Board of Directors shall be sent to each Director not less than two days before such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of the stockholders. Notice need not be given of regular meetings of the Board of Directors.

                  Section 3. Quorum. One-half of the total number of Directors
                             ------
shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such a quorum is present. Except as otherwise provided by law, the Certificate of Incorporation of the Corporation, these By-Laws or any contract or agreement to which the Corporation is a party, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

                  Section 4. Committees of Directors. The Board of Directors
                             -----------------------
may, by resolution adopted by a majority of the whole Board, designate one or more committees, including without limitation an Executive Committee, to have and exercise such power and authority as the Board of Directors shall specify. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act at the meeting in place of any such absent or disqualified member.

                                  ARTICLE III

                                   OFFICERS
                                   --------

                  The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary, a Treasurer and such other additional officers with such titles as the Board of Directors shall determine, all of whom shall be chosen by and shall serve at the pleasure of the Board of Directors. Such officers shall have the usual powers and shall perform all the usual duties incident to their respective offices. All officers shall be subject to the supervision and direction of the Board of Directors. The authority, duties or responsibilities of any officer of the Corporation may be suspended by the President with or without cause. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause.


                                  ARTICLE IV

                                INDEMNIFICATION
                                ---------------

                  To the fullest extent permitted by the Delaware General Corporation Law, the Corporation shall indemnify any current or former Director or officer of the Corporation and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the Corporation or otherwise, to which he was or is a party or is threatened to be made a party by reason of his current or former position with the Corporation or by reason of the fact that he is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.


                                   ARTICLE V

                              GENERAL PROVISIONS
                              ------------------

                  Section 1. Notices. Whenever any statute, the Certificate of
                             -------
Incorporation or these By-Laws require notice to be given to any Director or stockholder, such notice may be given in writing by mail, addressed to such Director or stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid. Such notice shall be deemed to have been given when it is deposited in the United States mail. Notice to Directors may also be given by telegram.

                  Section 2. Fiscal Year.  The fiscal year of the Corporation
                             -----------
shall be fixed by the Board of Directors.